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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement Form S-8 Nos. 333-121457 and 333-156465 of Epoch Holding Corporation and 33-86078 of Jackpot Enterprises, Inc., and Registration Statement Form S-3 Nos. 333-139443 and 333-143163 of Epoch Holding Corporation, of our report dated September 8, 2010 appearing in this Annual Report on Form 10-K of Epoch Holding Corporation (formerly known as J Net Enterprises, Inc. and Jackpot Enterprises, Inc.) for the year ended June 30, 2010.

CF & Co., L.L.P.

Dallas, Texas
September 8, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm